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                                                               Execution Version
                                                               -----------------

                                                                    Exhibit 10.1



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                            NEXTERA ENTERPRISES, INC.

                      DISCRETIONARY DEMAND CREDIT AGREEMENT

                            Dated as of June 25, 1999

                                      with

                                BANKBOSTON, N.A.





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                                TABLE OF CONTENTS

1.   Definitions; Certain Rules of Construction...............................1

2.   The Credits..............................................................4
           2.1.  Discretionary Revolving Credit Facility......................4
           2.2.  Letters of Credit............................................4

3.   Interest; Fees, etc......................................................7
           3.1.  Interest.....................................................7
           3.2.  Capital Adequacy, etc........................................8
           3.3.  Letter of Credit Fee.........................................8
           3.4.  Computations of Interest.....................................8

4.   Payment..................................................................8
           4.1.  Payment upon Demand or at Maturity...........................8
           4.2.  Voluntary Prepayments of Loan................................9
           4.3.  Reborrowing..................................................9

5.   Conditions to Extending Credit...........................................9
           5.1.  Officer's Certificate........................................9
           5.2.  Note.........................................................9
           5.3.  Legal Opinion................................................9
           5.4.  Guarantee and Security Agreement.............................9
           5.5.  Perfection of Security.......................................9
           5.6.  Fees.........................................................9
           5.7.  Other Outstanding Debt......................................10
           5.8.  No Material Litigation......................................10
           5.9.  No Material Default of any Material Contract................10
           5.10.  Repayment of Outstanding Debt..............................10
           5.11.  Release of Certain Security Interests......................10
           5.12.  Minimum EBITDA.............................................10
           5.13.  Other Lender Confirmation..................................10
           5.14.  Proper Proceedings.........................................10
           5.15.  Legality, etc..............................................11
           5.16.  General....................................................11

6.   Representations and Warranties..........................................11
           6.1.  Organization and Business...................................11
           6.2.  Financial Statements and Other Information..................11
           6.3.  Changes in Condition........................................12
           6.4.  Litigation..................................................12

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           6.5.  No Legal Obstacle to Agreements.............................12
           6.6.  Taxes.......................................................13

7.   Certain Actions Following a Default.....................................13
           7.1.  Exercise of Rights..........................................13
           7.2.  Setoff......................................................13
           7.3.  Cumulative Remedies.........................................13

8.   Expense; Indemnity......................................................13
           8.1.  Expenses....................................................13
           8.2.  General Indemnity...........................................13

9.   Successors and Assigns; Agent...........................................14

10.   Notices................................................................14

11.   Course of Dealing, Amendments and Waivers..............................15

12.   WAIVER OF JURY TRIAL...................................................15

13.   Venue; Service of Process; Certain Waivers.............................16

14.   General................................................................16



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                                    EXHIBITS


2        -   Form of Note

2.1.1    -   Letters of Credit to be Provided at Closing

2.2      -   Current Standby Letter of Credit Application and Agreement Form of
             the Lender

5.1      -   Form of Officer's Certificate

5.4      -   Form of Guarantee and Security Agreement

5.7      -   Debentures

5.10     -   Debt Outstanding After the Closing

6.4      -   Litigation

6.5      -   Legal Obstacles to Agreements




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                            NEXTERA ENTERPRISES, INC.

                      DISCRETIONARY DEMAND CREDIT AGREEMENT

         This Agreement, dated as of June 25, 1999, is among Nextera Enterprises, Inc., a Delaware corporation (the "COMPANY"), its Subsidiaries from time to time party hereto and BankBoston, N.A. (the "LENDER"). The parties agree as follows:

1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to "$" and "Dollars" are to United States dollars, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rule thereto, in each case as from time to time in effect, and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to "the date hereof" mean the date first set forth above.

         "AGREEMENT" means this Discretionary Demand Credit Agreement as from time to time in effect.

         "APPLICABLE RATE" means the Base Rate; PROVIDED, HOWEVER, that an additional 2% per annum shall be added to the Base Rate effective on the day the Lender notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of a Default until such Default is no longer continuing.

         "BANKING DAY" means any day (other than Saturday or Sunday) on which banks are open to conduct business in Boston, Massachusetts.

         "BASE RATE" means, on any date, the greater of (a) the rate of interest announced by the Lender as its Base Rate or (b) the sum of 2% PLUS the Federal Funds Rate.

         "CLOSING DATE" means the date on which any extension of credit is made pursuant to Section 2.

         "COMPANY" means Nextera Enterprises, Inc., a Delaware corporation.

         "CREDIT DOCUMENTS" means:

                  (1) this Agreement, the Note, the Guarantee and Security Agreement, the Subordination Agreement, each Letter of Credit, each draft presented or accepted under a

         Letter of Credit and each application and agreement for a Letter of Credit on the Lender's customary form, each as from time to time in effect; and

                  (2) any other present or future agreement or instrument from time to time entered into among the Lender, on one hand, and the Company and any of its Subsidiaries, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

         "CREDIT OBLIGATIONS" means all present and future liabilities, obligations and indebtedness of the Company or any of its Subsidiaries owing to the Lender under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit provided by the Lender, Letter of Credit fees, amounts provided for in Section 3.2 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document.

         "DEFAULT" means any failure by the Company to make any payment in respect of (a) interest on or in respect of any of the Credit Obligations owed by the Company to the Lender as the same shall become due and payable or (b) principal of any of the Credit Obligations owed by the Company to the Lender as the same shall become due and payable, whether upon demand by the Lender or on the Final Maturity Date.

         "FEDERAL FUNDS RATE" means, for any day, the rate equal to the weighted average (rounded upward to the nearest x%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (a) as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking
Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, quotations received by the Lender from three federal funds brokers of recognized standing selected by the Lender. Each determination by the Lender of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

         "FINAL MATURITY DATE" means January 5, 2000.

         "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board, consistently followed.

         "GUARANTEE AND SECURITY AGREEMENT" means the Guarantee and Security Agreement to be entered into by and among the Lender and the Obligors in substantially the form of EXHIBIT 5.4.

         "INDEMNIFIED PARTY" is defined in Section 8.2.

         "LENDER" means BankBoston, N.A.



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           "LETTER OF CREDIT" means one or more irrevocable documentary or standby letters of credit issued by the Lender for the account of the Company or any of its Subsidiaries, subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the initial Closing Date and prior to the Final Maturity Date.

           "LETTER OF CREDIT EXPOSURE" means, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, PLUS (b) the aggregate face amount of all drafts that the Lender has previously accepted under Letters of Credit but has not paid.

           "LOAN" means the aggregate principal amount of the loans outstanding from time to time under Section 2.1.

           "MARGIN STOCK" means "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

           "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, operations, assets, financial condition, income or prospects of the Company and its Subsidiaries (on a consolidated basis).

           "NOTE" means the form of demand note payable to the Lender in substantially the form of EXHIBIT 2 evidencing the Company's obligations to pay the Loan.

           "OBLIGORS" means the Company and the Subsidiaries of the Company party hereto from time to time.

           "PAYMENT DATE" means the last Banking Day of each month.

           "PERSON" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability company, business trust, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

           "SUBSIDIARY" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own more than 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold more than 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer; PROVIDED, HOWEVER, that the term "Subsidiary" shall not include Cranberry Hill Capital LLC.

           "UNIFORM CUSTOMS AND PRACTICE" means the Uniform Customs and Practice for Documentary Credits adopted by a Congress of the International Chamber of Commerce, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Lender.



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2.       THE CREDITS.

         2.1.     DISCRETIONARY REVOLVING CREDIT FACILITY.

                  2.1.1. DISCRETIONARY REVOLVING LOAN. Subject to all the terms and conditions of this Agreement and AT THE LENDER'S SOLE AND ABSOLUTE DISCRETION, from time to time on and after the initial Closing Date and prior to the Final Maturity Date, the Lender may make loans to the Company in such amounts as may be requested by the Company in accordance with Section 2.2, or in such lesser amounts as the Lender may elect in its sole and absolute discretion; PROVIDED, HOWEVER, that on the initial Closing Date, the Lender will advance sufficient funds to the Company to (a) fund the acquisition of The Economics Resource Group, Inc., (b) advance up to $8,000,000 million for the repayment in full of the Company's or its Subsidiaries' existing lines of credit and
         (c) provide the Letters of Credit set forth on EXHIBIT 2.1.1, but in any event not more than $30,000,000 in the aggregate. The sum of the aggregate principal amount of loans made under this Section 2.1 at any one time outstanding shall in no event exceed $30,000,000.

                  2.1.2. BORROWING REQUESTS. The Company may from time to time request a loan under Section 2.1 by providing to the Lender a notice (which may be given by a telephone call received by an authorized representative of the Lender and promptly confirmed in writing). Such notice must be received by the Lender no later than noon (Boston time) on the requested Closing Date. The notice must specify the amount of the requested revolving loan (which shall be not less than $100,000 and an integral multiple of $1,000). If the Lender in its sole and absolute discretion elects to make such loan, each such loan will be made by depositing the amount thereof to the general account of the Company with the Lender.

                  2.1.3. NOTE. The Lender shall keep a record of the Loan. The Company's obligations to pay the Loan shall be evidenced by the Note.

         2.2.     LETTERS OF CREDIT.

                  2.2.1. ISSUANCE OF LETTERS OF CREDIT. Letters of Credit shall be issued only for such lawful corporate purposes as the Company has requested in writing and to which the Lender agrees. The sum of the Letter of Credit Exposure PLUS the aggregate principal amount of loans made under Section 2.1 at any one time outstanding shall in no event exceed $30,000,000. Letter of Credit Exposure shall in no event exceed $5,000,000.

                  2.2.2. REQUESTS FOR LETTERS OF CREDIT. The Company may from time to time request a Letter of Credit to be issued by providing the Lender a notice which is actually received not less than five Banking Days (for standby Letters of Credit) and one Banking Day (for documentary Letters of Credit) prior to the requested Closing Date for such




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

         Letter of Credit specifying (a) the amount of the requested Letter of Credit, (b) the beneficiary thereof, (c) the requested Closing Date and
         (d) a summary of the principal terms of the text for such Letter of Credit. Each Letter of Credit will be issued by forwarding it to the Company or to such other Person as directed in writing by the Company. In connection with the issuance of any Letter of Credit, the Company shall furnish to the Lender a certificate in substantially the form of
         EXHIBIT 5.1 and any customary application and agreement forms required by the Lender (the current form of which is attached hereto as EXHIBIT 2.2.2). In the event of any inconsistency between such application and agreement forms and this Agreement, this Agreement shall govern. Upon each issuance of a Letter of Credit, the Company shall pay to the Lender the fees contemplated by Section 3.3.

                  2.2.3. FORM AND EXPIRATION OF LETTERS OF CREDIT. Each Letter of Credit issued under this Section 2.2 and each draft accepted or paid under such a Letter of Credit shall be issued, accepted or paid, as the case may be, by the Lender at its principal office. No Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the Final Maturity Date. Each Letter of Credit and each draft accepted under a Letter of Credit shall be in such form and minimum amount, and shall contain such terms, as the Lender and the Company may agree upon at the time such Letter of Credit is issued.

                  2.2.4. REIMBURSEMENT OF PAYMENT. At such time as the Lender makes any payment on a draft presented or accepted under a Letter of Credit, the amount of such payment shall be considered a Loan under
         Section 2.1 (regardless of whether the conditions set forth in Section 5 are satisfied) as if the Company had paid in full the amount required with respect to the Letter of Credit by borrowing such amount under
         Section 2.1, except as provided below. In the event such amount would cause the Loan to exceed $30,000,000 or in the event the Lender has previously provided written notice to the Company that Letter of Credit payments will no longer be considered a Loan under Section 2.1, the Company will on demand pay to the Lender in immediately available funds the amount of such payment.

                  2.2.5. UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice shall be binding on the Company and the Lender except to the extent otherwise provided herein, in any Letter of Credit or in any other Credit Document. Anything in the Uniform Customs and Practice to the contrary notwithstanding:

                  a. Neither the Company nor any beneficiary of any Letter of Credit shall be deemed an agent of the Lender.

                  b. With respect to each Letter of Credit, neither the Lender nor its correspondents shall be responsible for or shall have any duty to ascertain (unless the Lender or such correspondent is grossly negligent or willful in failing so to ascertain):



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                           (1)      the genuineness of any signature or the
                  validity, form, sufficiency, accuracy, genuineness or legal effect of any endorsements;

                           (2) delay in giving, or failure to give, notice of arrival, notice of refusal of documents or of discrepancies in respect of which the Lender refuses the documents or any other notice, demand or protest;

                           (3) the performance by any beneficiary under any Letter of Credit of such beneficiary's obligations to the Company;

                           (4) inaccuracy in any notice received by the Lender;

                           (5) the validity, form, sufficiency, accuracy, genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft if such instrument, draft, certificate or other document appears on its face to comply with the requirements of the Letter of Credit, or the office held by or the authority of any Person signing any of the same; or

                           (6) failure of any instrument to bear any reference or adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit.

                  c. Except insofar as a particular Letter of Credit contains express, contrary instructions, the Lender may honor as complying with the terms of any Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

                  d. The occurrence of any of the events referred to in the Uniform Customs and Practice or in the preceding clauses of this
         Section 2.2.5 shall not affect or prevent the vesting of any of the Lender's rights or powers hereunder or the Company's obligation to make reimbursement of amounts paid under any Letter of Credit or any draft accepted thereunder.

                  e. The Company will promptly examine (i) each Letter of Credit (and any amendments thereof) sent to it by the Lender and (ii) all instruments and documents delivered to it from time to time by the Lender. The Company will notify the Lender of any claim of noncompliance by notice actually received within one Banking Day after




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

         receipt of any of the foregoing documents, the Company being conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is given.

                  f. In the event of any conflict between the provisions of this Agreement and the Uniform Customs and Practice, the provisions of this Agreement shall govern.

                  2.2.6. SUBROGATION. Upon any payment by the Lender under any Letter of Credit and until the reimbursement of the Lender by the Company with respect to such payment, the Lender shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Company, all for the benefit of the Lender. The Company will take such action as the Lender may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Lender may reasonably request, to assure and confirm to the Lender such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

                  2.2.7. MODIFICATION, CONSENT, ETC. If the Company requests or consents in writing to any modification or extension of any Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the Lender consents thereto, the Lender shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Company with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by the Lender pursuant to any such request, consent or waiver.

3.       INTEREST; FEES, ETC.

         3.1. INTEREST. The Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. The Company will pay the accrued and unpaid interest on the Loan on the earliest of (a) DEMAND BY THE LENDER, (b) each Payment Date and (c) and on any stated maturity of the Loan.

         3.2. CAPITAL ADEQUACY, ETC. If the Lender shall determine that compliance by the Lender with any law, statute or regulation which is effective or adopted after the date hereof regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on the capital of the Lender and its affiliates as a consequence of the extensions of credit contemplated hereby, or the Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which the Lender could have achieved but for such compliance (taking into consideration the policies of the Lender and its affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Lender and its affiliates was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then such Lender may claim compensation from the Company.



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

         Within 30 days after the receipt by the Company of a certificate from the Lender setting forth why it is claiming compensation under this Section 3.2 and computations (in reasonable detail) of the amount thereof, the Company shall pay to the Lender such additional amounts as such Lender sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of this Section 3.2. The determination by the Lender of the amount to be paid to it and the basis for computation thereof hereunder shall be conclusive so long as (a) such determination is made in good faith, (b) no manifest error appears therein, (c) the Lender uses reasonable averaging and attribution methods and (d) the Lender generally requires such compensation from other similarly situated borrowers from whom it has the right to require such compensation.

         3.3. LETTER OF CREDIT FEE. The Company shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Lender, pay a fee to the Lender (a) in respect of each standby Letter of Credit equal to the product of 1.5% per annum, calculated on the basis of a year of 360 days and the actual number of days elapsed, for the stated term of such standby Letter of Credit, MULTIPLIED BY the face amount of such standby Letter of Credit and (b) in respect of each documentary Letter of Credit, equal to the product of 1.5% MULTIPLIED BY the face amount of such documentary Letter of Credit. The Company will also pay to the Lender all customary fees for issuance, negotiation, amendment or processing of the Letters of Credit.

         3.4. COMPUTATIONS OF INTEREST. For purposes of this Agreement, interest (and any amount expressed as interest) shall be computed on the basis of a 365/366-day year.

4.       PAYMENT.

         4.1. PAYMENT UPON DEMAND OR AT MATURITY. The Company will pay to the Lender an amount equal to the Loan, together with all accrued and unpaid interest thereon and all other Credit Obligations then outstanding, upon the earlier of (a) DEMAND BY THE LENDER or (b) the Final Maturity Date.

         4.2. VOLUNTARY PREPAYMENTS OF LOAN. The Company may from time to time prepay all or any portion of the Loan (in a minimum amount of $100,000 and an integral multiple of $1,000), without penalty or premium.

         4.3. REBORROWING. The amounts of the Loan prepaid may be reborrowed, subject to the Lender's sole and absolute discretion, in accordance with Section 2, subject to the limitations thereof.

5. CONDITIONS TO EXTENDING CREDIT. The Lender may extend credit hereunder IN ITS SOLE AND ABSOLUTE DISCRETION, and in addition would expect satisfaction of the following further conditions, on or before the Closing Date therefor:

         5.1. OFFICER'S CERTIFICATE. The representations and warranties contained in Section 6 shall be true and correct on and as of the Closing Date with the same force and effect as though originally made on and as of such date; no Default shall exist on the Closing Date prior to or immediately after giving effect to the requested extension of credit; as of the Closing Date, no Material Adverse Change shall have occurred; and the Company shall have furnished to the Lender on the Closing Date a certificate to these effects, in substantially the form of EXHIBIT 5.1.

         5.2. NOTE. On the initial Closing Date, the Company shall have executed the Note and delivered it to the Lender.

         5.3. LEGAL OPINION. On the initial Closing Date, the Lender shall have received from Maron & Sandler, counsel for the Company, and Latham & Watkins and Perkins, Smith & Cohen LLP, special counsel for the Company, hereby authorized and directed by the Company, their opinions with respect to the transactions contemplated by the Credit Documents, which opinions shall be reasonably satisfactory to the Lender.

         5.4. GUARANTEE AND SECURITY AGREEMENT. The Obligors shall have duly authorized, executed and delivered to the Lender the Guarantee and Security Agreement.

         5.5. PERFECTION OF SECURITY. The Obligors shall have duly authorized, executed, acknowledged and delivered to the Lender for filing such security agreements, notices, financing statements and other instruments as the Lender may have reasonably requested in order to perfect the liens purported or required pursuant to the Credit Documents to be created in the Credit Security (as defined in the Guarantee and Security Agreement) and shall have paid all filing or recording fees or taxes required to be paid in connection therewith, including any recording, mortgage, documentary, transfer or intangible taxes.

         5.6. FEES. On the initial Closing Date, the Company shall have paid to the Lender (a) a transaction fee of $25,000 and (b) reasonable fees and expenses of the Lender's counsel for which statements have been provided to the Company on or prior to the initial Closing Date.

         5.7. OTHER OUTSTANDING DEBT. As of the initial Closing Date, the Company shall also have aggregate credit facility indebtedness (including capitalized lease obligations) of no more than $15,000,000 PLUS no more than $29,950,000 of the Company's debentures owing to affiliates of Knowledge Enterprises, Inc., certain officers of the Company and an employee of the Company, each of whom shall enter into a subordination agreement with the Lender on terms satisfactory to the Lender, which debentures are set forth in EXHIBIT 5.7.

         5.8. NO MATERIAL LITIGATION. No material adverse litigation and no material litigation or other proceeding, the result of which could impair or prevent the consummations of the transactions contemplated hereby, shall have occurred.

         5.9. NO MATERIAL DEFAULT OF ANY MATERIAL CONTRACT. No material default of any material contact of the Company or any of its Subsidiaries shall have occurred.

         5.10. REPAYMENT OF OUTSTANDING DEBT. As of the initial Closing Date, the Company shall have repaid, or contemporaneously upon the receipt of any initial Loan by the Lender to the Company will repay, any existing outstanding debt, except as set forth on EXHIBIT 5.10.

         5.11. RELEASE OF CERTAIN SECURITY INTERESTS. As of the initial Closing Date, each of Nextera Funding, Inc. and the holders of the Company's debentures set forth on EXHIBIT 5.7, shall have released all security interests or other liens granted by the Company and its Subsidiaries to secure indebtedness and other obligations owing to such parties, and such security interests or liens shall be of no further force or effect.

         5.12. MINIMUM EBITDA. The sum of (a) pro forma adjusted consolidated net income of the Company and its Subsidiaries for the four-quarter period ended March 31, 1999 AND (b) the amount deducted in calculating such pro forma adjusted consolidated net income in respect of interest expense, income taxes, depreciation and amortization shall exceed $20,000,000.

         5.13. OTHER LENDER CONFIRMATION. The Lender shall have received confirmation from each of the lenders identified in part A of EXHIBIT 6.5 either that (i) the execution, delivery and performance of each of the Credit Documents by the Obligors will not result in a breach of or a default under such lenders' respective credit facilities extended to one or more of the Obligors or (ii) that each such credit facility shall be terminated as of the initial Closing Date.

         5.14. PROPER PROCEEDINGS. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate proceedings of the Obligors. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

         5.15. LEGALITY, ETC. The making of the requested extension of credit shall not (a) subject the Lender to any penalty or special tax or (b) be prohibited by any law or governmental order or regulation applicable to the Lender.

         5.16. GENERAL. All instruments and legal and corporate proceedings, in connection with the transactions contemplated by this Agreement and each other Credit Document, shall be satisfactory in form and substance to the Lender, and the Lender shall have received copies of all documents, including records of corporate proceedings, which the Lender may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

6. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to extend credit to the Company hereunder, the Company and the other Obligors party hereto, represent and warrant that:

         6.1.     ORGANIZATION AND BUSINESS.

                  6.1.1. THE COMPANY. The Company is a duly organized and validly existing corporation, in good standing under the laws of the State of Delaware, with all power and authority necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party and (b) own its properties and carry on the business now conducted or proposed to be conducted by it. The Company has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. Copies of the charter and by-laws of the Company have been previously delivered to the Lender and are correct and complete.

                  6.1.2. SUBSIDIARIES. Each Subsidiary of the Company is a duly organized and validly existing corporation or limited liability company, in good standing under the laws of the jurisdiction in which it is organized, with all power and authority necessary to (a) enter into and perform the Guarantee and Security Agreement and each other Credit Document to which it is party and (b) own its properties and carry on the business now conducted or proposed to be conducted by it. Each Subsidiary has taken all corporate or limited liability company action required to execute, deliver and perform each Credit Document to which it is a party.

         6.2. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company has previously furnished to the Lender copies of (a) the consolidated balance sheets of the Company as of December 31 in 1998 and 1997, and the related consolidated statements of operations, of stockholders' equity and of cash flows for the fiscal years of the Company then ended, accompanied by the review of the Company's accountants and (b) the consolidated balance sheet of the Company as of March 31, 1999 and the related statements of operations and of cash flows for the fiscal quarter and portion of the fiscal year then ended. The financial statements (including the notes thereto) referred to in the preceding sentence have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject to the case of interim statements only to normal year-end audit adjustments and the addition of footnotes.

         6.3. CHANGES IN CONDITION. No Material Adverse Change has occurred since December 31, 1998.

         6.4. LITIGATION. Except as set forth in EXHIBIT 6.4, no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal court, board or other governmental or administrative agency or any arbitrator is pending or to the knowledge of the

Company threatened which may reasonably involve any material risk of any final judgment or liability not adequately covered by insurance or which is otherwise reasonably likely to result in any Material Adverse Change. Other than as disclosed in the financial statements, no judgment, decree or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency or arbitrator has been issued against the Company which has resulted, or is reasonably likely to result, in any Material Adverse Change.

         6.5.     NO LEGAL OBSTACLE TO AGREEMENTS. Except as set forth in
EXHIBIT 6.5, neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease referred to in this Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

                  (1) any breach or termination of the provisions of any agreement, instrument, deed or lease which is material to the Company and its Subsidiaries, taken as a whole, or which would have a material adverse effect on the rights of the Lender hereunder, to which the Company or any of its Subsidiaries is a party or by which it is bound, or of the charter or by-laws of the Company or any of its Subsidiaries;

                  (2) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Subsidiaries;

                  (3) the creation under any agreement, instrument, deed or lease of any lien (other than liens securing the Credit Obligations) upon any of the assets of the Company or any of its Subsidiaries; or

                  (4) any redemption, retirement or other repurchase obligation of the Company under any charter, by-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or any other Credit Document, the transactions contemplated hereby or thereby or the making of any borrowing by the Company hereunder.

         6.6. TAXES. The Company has filed (or obtained extensions to file) required tax returns and paid taxes due except such taxes as are being contested in good faith and as to which adequate reserves have been set aside in conformity with GAAP.

7. CERTAIN ACTIONS FOLLOWING A DEFAULT. If a Default shall occur and be continuing, then in each and every such case:

         7.1. EXERCISE OF RIGHTS. The Lender shall proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document.

         7.2. SETOFF. The Lender may offset and apply toward the payment of such balance or part thereof (and/or toward the curing of any Default) any indebtedness from the Lender to the Company or any other Obligor, including any indebtedness represented by deposits in any account maintained with the Lender, regardless of the adequacy of any security for the Credit Obligations, and the Lender shall have no duty to determine the adequacy of any such security in connection with any such offset.

         7.3. CUMULATIVE REMEDIES. To the extent not prohibited by applicable law which cannot be waived, all of the Lender's rights hereunder and under each other Credit Document shall be cumulative.

8.       EXPENSE; INDEMNITY.

         8.1. EXPENSES. The Company will pay: (a) all reasonable expenses of the Lender (including the reasonable fees and disbursements of the special counsel to the Lender) in connection with the preparation of this Agreement, the transactions contemplated hereby and operations hereunder; (b) all transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement or the Loan; and (c) all other reasonable expenses incurred by the Lender in connection with the enforcement of any rights hereunder or under any other Credit Document upon the occurrence and during the continuance of a Default, including costs of collection and reasonable attorneys' fees and expenses.

         8.2. GENERAL INDEMNITY. The Company shall indemnify the Lender and each of the Lender's directors, officers, employees, agents, attorneys, accountants, consultants and each Person, if any, who controls the Lender (each Lender and each of such directors, officers, employees, agents, attorneys, accountants, consultants and control Persons is referred to as an "INDEMNIFIED PARTY") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Subsidiaries or their affiliates,
(b) any litigation or investigation involving the Company, any of its Subsidiaries or their affiliates, or any officer, director or employee thereof,
(c) the existence or exercise of any security rights with respect to the collateral under the Credit Documents or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; PROVIDED, HOWEVER, that the foregoing indemnity shall not apply to litigation commenced by the Company against the Lender which seeks enforcement of any of the rights of the Company hereunder or under any other Credit Document and is determined adversely to the Lender in a final nonappealable judgment or to the extent such claims, damages, liabilities and expenses result from the Indemnified Party's own gross negligence or willful misconduct.

9. SUCCESSORS AND ASSIGNS; AGENT. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; PROVIDED, HOWEVER, that the Company may not assign its rights or obligations under this Agreement under any circumstances and the Lender may assign its rights or obligations under this Agreement only as follows: The Lender may from time to time grant participations in the Loan and Note, or assign all or part of the Loan and Note, upon such terms as the Lender may determine, to affiliates of the Lender or, with the consent of the Company which shall not be unreasonably withheld, to other banks or financial institutions. The Lender shall act as collateral agent for itself and any other lenders who may from time to time become party hereto.

10. NOTICES. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy (confirmed by telephone or writing) or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

         If to the Company, to it at the following address:

                  Nextera Enterprises, Inc.
                  One Cranberry Hill
                  Lexington, Massachusetts 02421
                  Attention: Chief Financial Officer

         If to the Lender, to it at the following address:

                  BankBoston, N.A.
                  100 Federal Street
                  Boston, Massachusetts 02110
                  Attention: Sharon A. Stone, Information Technology Division

11. COURSE OF DEALING, AMENDMENTS AND WAIVERS. No course of dealing between the Lender and the Company or any affiliate of the Company shall operate as a waiver of any of the Lender's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. No delay or omission on the part of the Lender in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Lender.

12. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE OBLIGORS AND THE LENDER WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDER OR THE OBLIGORS IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Either the Lender or the Obligors may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Obligors and the Lender to the waiver of their rights to trial by jury.

13. VENUE; SERVICE OF PROCESS; CERTAIN WAIVERS. Each of the Obligors and the Lender:

                  (1) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof;

                  (2) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court;

                  (3) Consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 10 is reasonably calculated to give actual notice; and

                  (4) Waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

14. GENERAL. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been material and relied on by the Lender, notwithstanding any investigation made by the Lender, and shall survive the execution and delivery to the Lender hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

           Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                    NEXTERA ENTERPRISES, INC.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    BANKBOSTON, N.A.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    CRITIAS, INC.
                                    ERG ACQUISITION CORP.
                                    LEXECON INC.
                                    NEONEXT LLC
                                    NEXTERA BUSINESS PERFORMANCE SOLUTIONS
                                     GROUP, INC.
                                    THE PLANNING TECHNOLOGIES GROUP, L.L.C.
                                    PYRAMID IMAGING, INC.
                                    SCANADA, INC.
                                    SIBSON & COMPANY, LLC
                                    SIBSON INTERNATIONAL, LLC
                                    TIMAEUS, INC.




                                    By:
                                        ----------------------------------------
                                        As an authorized officer of each of the
                                        foregoing corporations or limited
                                        liability companies